Exhibit 21
TENNECO INC.

Company Name	Ownership Type (a)	Percentage	Primary Jurisdiction
Armstrong Hydraulics South Africa (Pty.) Ltd.	Indirect	<75%	South Africa
Armstrong Properties (Pty.) Ltd.	Indirect	<75%	South Africa
Autopartes Walker S.A. de C.V.	Indirect	100%	Mexico
Barasset Corporation	Indirect	100%	Ohio
CED’S Inc.	Indirect	100%	Illinois
Clevite Industries Inc.	Indirect	100%	Delaware
Elagest AB	Indirect	50%	Sweden
Elgira Montagebetrieb fur Abgasanlagen Rastatt GmbH	Indirect	50%	Germany
Fric-Rot S.A.I.C.	Indirect	>99%	Argentina
Futaba Tenneco UK Limited.	Indirect	49%	United Kingdom
Gillet-Abgassysteme Zwickau GmbH	Indirect	100%	Germany
Gillet Exhaust Manufacturing Limited	Indirect	100%	United Kingdom
Gillet Exhaust Technologie Pty Ltd	Indirect	100%	South Africa
Gillet Pressings Cardiff Limited	Indirect	100%	United Kingdom
Gillet Tubes Technologies S.A.S.	Indirect	100%	France
Gillet Unternehmesverwaltungs GmbH	Indirect	100%	Germany
Heinrich Gillet GmbH	Indirect	100%	Germany
J.W. Hartley (Motor Trade) Limited	Indirect	100%	United Kingdom
Kinetic Pty Ltd. (Australia) Ltd	Indirect	100%	Australia
Maco Inversiones S.A.	Indirect	>99%	Argentina
Marzocchi.com S.r.l.	Indirect	100.00%	Italy
McPherson Strut Company Inc.	Indirect	100%	Delaware
Monroe Amortisor imalat ve Ticaret A.S.	Indirect	>99%	Turkey
Monroe Australia Pty. Limited	Indirect	100%	Australia
Monroe Czechia s.r.o.	Indirect	100%	Czech Republic
Monroe Manufacturing (Pty.) Ltd.	Indirect	<75%	South Africa
Monroe Packaging BVBA	Indirect	100%	Belgium
Monroe Springs (New Zealand) Pty. Ltd.	Indirect	100%	New Zealand
Monroe Springs Australia Pty. Ltd.	Indirect	100%	Australia
Monroe-Mexico S.A. de C.V.	Indirect	100%	Mexico
Montagewerk Abgastechnik Emden GmbH	Indirect	50%	Germany
Peabody Galion Corporation	Indirect	100%	Delaware
Peabody Gordon-Piatt, Inc.	Indirect	100%	Delaware
Peabody International Corporation	Indirect	!00%	Delaware
Peabody N.E., Inc.	Indirect	100%	Delaware
Peabody-Myers Corporation	Indirect	100%	Illinois
Precision Modular Assembly Corp.	Indirect	100%	Delaware
Proveedora Walker S. de R.L. de C.V.	Indirect	100%	Mexico
Pullman Canada Ltd.	Indirect	100%	Canada
Pullman Standard Inc.	Indirect	100%	Delaware
Renowned Auto Products Manufacturers Ltd.	Indirect	>98%	India
Shanghai Tenneco Exhaust System Co., Ltd.	Indirect	55%	China (PRC)
Tenneco Asheville Inc.	Indirect	100%	Delaware
Tenneco Asia Inc.	Indirect	100%	Delaware
Tenneco Australia Group Pty. Ltd.	Indirect	100%	Australia
Tenneco Automotive Brasil Ltda.	Indirect	100%	Brazil
Tenneco Automotive China Company (Shanghai) Ltd.	Indirect	100%	China (PRC)

TENNECO INC.

Company Name	Ownership Type (a)	Percentage	Primary Jurisdiction
Tenneco Automotive China Inc.	Indirect	100%	Delaware
Tenneco Automotive Deutschland GmbH	Indirect	100%	Germany
Tenneco Automotive Eastern Europe Sp. zo.o.	Indirect	100%	Poland
Tenneco Automotive Europe Coordination Center BVBA	Indirect	100%	Belgium
Tenneco Automotive Europe N.V	Indirect	100%	Belgium
Tenneco Automotive Foreign Sales Corporation Limited	Indirect	100%	Jamaica
Tenneco Automotive France S.A.S.	Indirect	100%	France
Tenneco Automotive Holdings South Africa Pty. Ltd.	Indirect	<75%	South Africa
Tenneco Automotive Iberica, S.A.	Indirect	100%	Spain
Tenneco Automotive Inc. Nevada	Indirect	100%	Nevada
Tenneco Automotive India Private Limited	Indirect	100%	India
Tenneco Automotive Italia S.r.l.	Indirect	100%	Italy
Tenneco Automotive Japan Ltd.	Indirect	100%	Japan
Tenneco Automotive Nederland B.V.	Indirect	100%	Netherlands
Tenneco Automotive Operating Company Inc.	Direct	100%	Delaware
Tenneco Automotive Polska Sp. z.o.o.	Indirect	100%	Poland
Tenneco Automotive Port Elizabeth (Pty) Limited	Indirect	100%	South Africa
Tenneco Automotive Portugal — Componentes para Automovel, Unipessoal, Lda	Indirect	100%	Portugal
Tenneco Automotive Romania Srl	Indirect	100%	Romania
Tenneco Automotive RSA Company	Indirect	100%	Delaware
Tenneco Automotive Services SAS	Indirect	100%	France
Tenneco Automotive Servicios de Mexico, S.A. de C.V.	Indirect	100%	Mexico
Tenneco Automotive Sverige A.B.	Indirect	100%	Sweden
Tenneco Automotive (Thailand) Ltd.	Indirect	100%	Thailand
Tenneco Automotive Trading Company	Indirect	100%	Delaware
Tenneco Automotive UK Limited	Indirect	100%	United Kingdom
Tenneco Automotive Volga LLC	Indirect	100%	Russia
Tenneco Automotive Walker Inc.	Indirect	100%	Delaware
Tenneco (Beijing) Ride Control System Co., Ltd.	Indirect	65%	China (PRC)
Tenneco Brake Inc.	Indirect	100%	Delaware
Tenneco Brazil Ltda.	Indirect	>99%	Brazil
Tenneco Canada Inc.	Indirect	100%	Canada
Tenneco Deutschland Holdinggesellschaft mbH	Indirect	100%	Germany
Tenneco-Eberspacher (Dalian) Exhaust System Co.	Indirect	55%	China (PRC)
Tenneco Europe Limited	Indirect	100%	Delaware
Tenneco Exhaust India Private Limited	Indirect	100%	India
Tenneco Global Holdings Inc.	Indirect	100%	Delaware
Tenneco Holdings Danmark ApS.	Indirect	100%	Denmark
Tenneco Hong Kong Holdings Limited	Indirect	100%	Hong Kong
Tenneco India Eng. & Shared Services Private Limited	Indirect	>99%	India
Tenneco International Holding Corp.	Indirect	100%	Delaware
Tenneco International Luxembourg S.A.	Indirect	100%	Luxembourg
Tenneco Korea Limited	Indirect	100%	Korea
Tenneco Lingchuan (Chongqing) Exhaust System Co. Ltd.	Indirect	60%	China (PRC)
Tenneco Management (Europe) Limited	Indirect	100%	United Kingdom
Tenneco Marzocchi S.r.l.	Indirect	100%	Italy
Tenneco Marzocchi Suspension Canada Inc.	Indirect	100%	Canada (BC)

TENNECO INC.

Company Name	Ownership Type (a)	Percentage	Primary Jurisdiction
Tenneco Marzocchi U.S.A.	Indirect	100%	California
Tenneco Marzocchi Asia Ltd.	Indirect	100%	China (RoC)
Tenneco Mauritius China Holding Limited	Indirect	100%	Mauritius
Tenneco Mauritius Holdings Ltd.	Indirect	100%	Mauritius
Tenneco Mauritius Limited	Indirect	100%	Mauritius
Tenneco RC India Private Limited	Indirect	100%	India
Tenneco (Suzhou) Co., Ltd.	Indirect	>99%	China (PRC)
Tenneco Tongtai (Dalian) Exhaust System Co., Ltd.	Indirect	55%	China (PRC)
Tenneco-Walker (U.K.) Limited	Indirect	100%	United Kingdom
TGH Inc	Indirect	100%	Delaware
The Pullman Company	Indirect	100%	Delaware
The Tenneco Automotive (UK) Pension Scheme Trustee Limited	Indirect	100%	United Kingdom
Thompson and Stammers (Dunmow) Number 6 Limited	Indirect	100%	United Kingdom
Thompson and Stammers (Dunmow) Number 7 Limited	Indirect	100%	United Kingdom
TMC Texas Inc.	Indirect	100%	Delaware
Walker Australia Pty. Limited	Indirect	100%	Australia
Walker Danmark ApS	Indirect	100%	Denmark
Walker Electronic Silencing Inc.	Indirect	100%	Delaware
Walker Europe, Inc.	Indirect	100%	Delaware
Walker Exhaust (Thailand) Co. Ltd.	Indirect	75%	Thailand
Walker Gillet (Europe) GmbH	Indirect	100%	Germany
Walker Limited	Indirect	100%	United Kingdom
Walker Manufacturing Company	Indirect	100%	Delaware
Walker UK Limited	Indirect	100%	United Kingdom
Wimetal S.A.S.	Indirect	100%	France
(a) Ownership type indicates whether each subsidiary or affiliate is directly owned by Tenneco Inc, indirectly owned by a subsidiary of Tenneco Inc., or a combination thereof.